TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                                    Lawyers
                                -----------------
                                October 28, 1999




    Veterinary Centers of America, Inc.
    3420 Ocean Park Boulevard, Suite 1000
    Santa Monica, California 90405

    Ladies/Gentlemen:

           At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as
    Exhibit 5.1 filed by Veterinary Centers of America, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 1,000,000 shares of Common Stock, par value $0.001 per share (the "Shares"), of the Company issuable pursuant to the Company's amended 1996 Stock Incentive Plan (the "Plan").

           We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

           We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.


                             Respectfully submitted,


                             /S/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                             ---------------------------------------------
                             Troop Steuber Pasich Reddick & Tobey, LLP